UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2010
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On April 13, 2010, Compass Group Diversified Holdings LLC (the “Company”), for itself and as sponsor of Compass Diversified Holdings (the “Trust”), entered into an underwriting agreement (the “Underwriting Agreement”), with Compass Group Management LLC, CGI Magyar Holdings, LLC (the “Selling Shareholder”) and Morgan Stanley & Co. Incorporated and UBS Securities LLC as managers of the several underwriters named therein (collectively, the “Underwriters”), providing for, among other things, (i) the issuance and sale by the Company for itself and as sponsor of the Trust, and purchase by the Underwriters, of 5.1 million common shares of the Trust (the “Company Shares”), (ii) the sale by the Selling Shareholder, and the purchase by the Underwriters, of 1.3 million common shares of the Trust (the “Secondary Shares”), (iii) the grant by the Company, for itself and as sponsor of the Trust, and the Selling Shareholders to the Underwriters of the option to purchase up to an additional 960,000 common shares of the Trust to cover overallotments, if any (the “Additional Shares” and together with the Company Shares and Secondary Shares, the “Shares”). The Shares were issued and sold at a price to the public of $15.10 per share. Gross proceeds of the offering totaled approximately $96.6 million. Net proceeds of the offering for the Company, after deducting underwriting discounts and commissions, and estimated offering expenses, are expected to be approximately $72.9 million. The Company will not receive any proceeds from the sale of the Secondary Shares.
     Pursuant to the Underwriting Agreement, the Company, the Trust and the Selling Shareholder agreed to be subject to, and certain directors, executive officers and affiliates of the Company entered into separate agreements subjecting themselves to, a 90-day “lock-up” period with respect to issues and sales, as applicable, of specified securities, subject to certain exceptions.
     The Underwriting Agreement contains customary representations, warranties and covenants that are valid as among the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.
     The Shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-159339), filed on May 19, 2009, as amended by the Registration Statement on Form S-3/A filed on May 26, 2009, Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on April 5, 2010, and Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed on April 9, 2010 (collectively, the “Registration Statement”). The offer and sale of the Shares are described in the prospectus dated April 12, 2010, constituting part of the Registration Statement, as supplemented by a preliminary prospectus supplement dated April 12, 2010 and a final prospectus supplement dated April 13, 2010.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.01 to this Current Report on Form 8-K, and is incorporated into this report by reference.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.01	Underwriting Agreement, dated April 13, 2009, by and among the Compass Group Diversified Holdings LLC, Compass Diversified Holdings, Compass Group Management LLC, CGI Magyar Holdings, LLC and Morgan Stanley & Co. Incorporated and UBS Securities LLC as managers of the underwriters named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2010	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2010	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer